Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of HomeTown Bankshares Corporation of our report dated March 26, 2009, relating to our audit of the financial statements of HomeTown Bank appearing in this Registration Statement.

Winchester, Virginia

June 26, 2009